EXHIBIT 99.1

Angel Oak Mortgage, Inc. Reports Second Quarter 2021 Financial Results

ATLANTA – August 25, 2021 -- Angel Oak Mortgage, Inc. (NYSE: AOMR) (the “Company”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, announces the closing of a $316.6 million securitization backed by a pool of residential mortgage loans. The securitization (AOMT 2021-4) was the Company’s sixth securitization and its first sole securitization, as well as the twenty-fifth residential securitization overall completed under its affiliate’s AOMT shelf.

“This securitization was executed at very strong pricing as investors continue to value non-QM assets and Angel Oak’s track record of delivering high-quality deals,” said Brandon Filson, chief financial officer of Angel Oak. “Demand for housing remains robust across the country, and we believe we can continue to execute on our loan acquisition and financing strategies through the second half of 2021 and beyond.”

The Company placed residential mortgage-backed securities with a face value of $306.4 million at a 1.12% weighted average cost of funding. The remaining value and economic return of the collateral will be retained by the Company. The loans underlying the securitization had a weighted average coupon of 5.24%. At deal closing, AOMT 2021-4 consisted of 632 loans, substantially all of which were originated by Angel Oak affiliates. The securitization had an average credit score of 739, a loan-to-value ratio of 73.8% and debt-to-income ratio of 33.3%. The transaction was rated by Fitch and Kroll, with the senior tranche receiving a AAA rating.

Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments and its financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict” and “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe existing or future plans and strategies; contain projections of results of operations, liquidity and/or financial condition; or state other forward-looking information. The Company’s ability to predict future events or conditions, their impact or the actual effect of existing or future plans or strategies is inherently uncertain, in particular due to the uncertainties created by the COVID-19 pandemic, including the projected impact of the COVID-19 pandemic on the Company’s business, financial results and performance. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage, Inc.
Angel Oak Mortgage, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform.

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com